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                        SECOND AMENDMENT TO LICENSE AGREEMENT

                         USC FILES 2520, 2521, 2522, AND 2523



    This Second Amendment [the "Amendment"], to the License Agreement dated as of March 1, 1995, [the "License Agreement"] between the University of Southern California, ["USC"], and PharmaPrint Inc., a California corporation, ["Licensee"] is made by and between USC and Licensee, with respect to the following facts:



                                       RECITALS

         i. USC and Licensee wish to amend the License Agreement as provided below:

         II. Licensee is currently in compliance with all of the terms of the license agreement and the First Amendment to License Agreement dated August 6, 1996.

                                      AGREEMENT

    1.  USC and Licensee hereby agree as follows:

         A. Section 2, Subsection G of the License Agreement is amended to read in its entirety as follows:

         g. "NET SALES PRICE" shall mean the gross billing price of any PRODUCT (which includes PRODUCTS which are Pharmaceuticals (Rx), Over-The-Counter (OTC), and Dietary Supplement Health and Education Act (DSHEA) extracts or compounds) received by Licensee for the sale or distribution of any PRODUCT, less the following amounts actually paid by Licensee in reference to the following PRODUCTS:

         (1) PHARMACEUTICALS (RX) AND/OR OVER THE COUNTER (OTC)
       PRODUCTS ALLOWED DEDUCTIONS:

              i.  Discounts allowed.

              ii.  Returns;

              iii.  Transportation charges or allowances.

              iv. Packing and transportation packing material costs [not including product

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containers or product packing containers as manufactured by the Company]:

              v.  Customs and duties charges; and

              vi. Sales, transfer and other excise taxes or other governmental charges levied on or measured by the sales, but no franchise or income tax of any kind whatsoever.

         (2) DIETARY SUPPLEMENT HEALTH AND EDUCATION ACT (DSHEA) PRODUCTS ALLOWED DEDUCTIONS:

              i.   Discounts allowed.

              ii.  Returns;

              iii.  Transportation charges or allowances.

              iv. Packing and transportation packing material costs [not including product containers or product packing containers as manufactured by the Company]:

              v.  Customs and duties charges; and

              vi. Sales, transfer and other excise taxes or other governmental charges levied on or measured by the sales, but no franchise or income tax of any kind whatsoever.

              vii. Direct business expenditures for actual development, manufacturing and production costs relating to a contract for sale of products or products, direct manufacturing costs, including but not limited to, raw materials, manufacturing, encapsulation, and, capital expenditures related to manufacturing and production equipment or components.

    Every commercial use or disposition of any PRODUCT, in addition to a bonafide sale to a customer, shall be considered a sale of such PRODUCT. The NET SALES PRICE, in the case of a use or disposition other than a bona fide sale, shall be equivalent to the then payable NET SALES PRICE of such PRODUCT in an arms length transaction.

    B. Section 4, subSections [a] and [b] are amended to read in their entirety as follows:

         [a]. On all sales of PATENT PRODUCTS anywhere in the world by Licensee or a SUBLICENSEE, licensee shall pay USC a royalty of one percent [1%] of the NET SALES PRICE.

         [b]. On all sales of TECHNOLOGY PRODUCTS anywhere in the world by Licensee or a SUBLICENSEE, Licensee shall pay to USC a royalty of one percent [1%] of the NET SALES PRICE.


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    C.  Section 8, subsections [a] and [b] are amended to read in their entirety as follows:

         [a].  Defensive Controversy:

         Except for the placing in escrow of a portion of royalties, referred to hereinafter, USC shall have no obligation or liability in the event that legal action is brought against Licensee for patent infringement. Licensee may choose legal counsel and defend the patent infringement lawsuit. During such lawsuit, Licensee may place all of the royalties derived from sales of the PRODUCT in the country where such lawsuit is pending in an interest bearing escrow account. The escrow account shall be established in a bank mutually acceptable to both parties under escrow instructions insulating the funds from claims of any creditor. Upon termination of the action, any judgment amount, reasonable attorneys' fees and costs, may be paid from this escrow account. Should the settlement of any such patent infringement lawsuit involve payment of royalties by Licensee to a third-party for the continued right to manufacture, use and sell the PRODUCT, then funds in the escrow account, and royalties payable to USC may be applied against said payments up to one-half [1/2] of such royalties to a third-party. Any royalty funds thereafter remaining in the escrow shall be paid to USC. The above shall constitute USC's sole liability in the event of such action. Royalties paid to third-parties as provided for above shall be included when determining whether the minimum royalty provided for in this Agreement has been paid in a given year. During the patent infringement litigation, both parties shall keep each other informed in writing of significant developments in the lawsuit.

         [b].  OFFENSIVE CONTROVERSY:

              [1]. In the event that a third party infringes on a PATENT, Licensee shall have the right, but not an obligation, to bring legal action to enforce any such patent. If Licensee exercises such right, Licensee shall select legal counsel and pay all legal fees and costs of prosecution of such action. In the event that Licensee shall choose not to take such action, USC shall have the right, at its option and at its own expense, to prosecute any action to enjoin such infringement or to prosecute any claim for damages. The party prosecuting any such action shall be entitled to retain any funds received as a result of settlement or judgment of such action.

              [2].  The parties may also agree to jointly pursue infringers.
The parties shall deduct and pay to the parties their respective costs and fees incurred in prosecuting any such actions, the net funds obtained as a result of settlement or of judgment of any such jointly prosecuted action shall be divided in the following manner:

                   [a]. Twenty-five percent [25%] of all net funds shall be divided equally by the parties, and seventy-five percent [75%] of all net funds shall be divided between the parties in the proportion to the amount of legal fees and costs incurred by the parties in the prosecution of such actions.

                   [b]. If funds are insufficient to pay all costs and fees, then all of the


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funds shall be paid to the parties in said proportion.

    2. Except as amended by this Amendment, the License Agreement and First Amendment shall remain in full force and effect.

    IN WITNESS WHEREOF, this Amendment is executed as of , 1997.

                        "USC"

                        THE UNIVERSITY OF SOUTHERN CALIFORNIA


                        By:
                             ------------------------------------------------
                                DENNIS F. DOUGHERTY,
                                Senior Vice President, Administration.

                        "LICENSEE"

                        PHARMAPRINT INC., a California corporation,


                        By:
                               ------------------------------------------------
                               PHILLLIP G. TRAD
                               EXECUTIVE VICE-PRESIDENT
                               GENERAL COUNSEL











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